DEPARTMENT OF THE ARMY
U.S. ARMY COMMUNICATIONS-ELECTRONICS LIFE CYCLE MANAGEMENT
COMMAND ACQUISITION CENTER—WASHINGTON
2461 EISENHOWER AVENUE, ALEXANDRIA, VA 22331-0700

REPLY TO
ATTENTION

AMSEL-AC-W

29 September 2005

SUBJECT: BAA –W909MY-04-R-0024

HiEnergy Technologies, Inc
Attention: Dr. Alexander Vaucher
1601 B Alton Parkway
Irvine, CA 92606

Sir,

Your white paper entitled "**Robotic Demonstration Vehicle with Hybrid Stoichiometer-Image and Data Fusion for IEDs and Landmines**" submitted in response to subject Broad Agency Announcement has been selected for submission of a full proposal. Please submit your proposal in accordance with the instructions provided in the Broad Agency Announcement as posted on the Army Single Face to Industry Interactive Business Opportunities Page (IBOP, https://abop.monmouth.army.mil).

It is requested that you submit your proposal no later than 31 October 2005. Representations and Certifications are attached and should be completed and submitted with your proposal. In accordance with FAR 19.708, if the amount of the cost proposal is greater than $500,000 and your company is a large business, a Small Business Subcontracting Plan must also be submitted.

For further information, please contact Ms. Nicole Wohl, Contract Specialist at (703) 325-2854 (email: nicole.wohl@cacw.army.mil) or the undersigned at (703) 325-6096 (email: peggy.melanson@cacw.army.mil).

Sincerely,

Peggy A. Melanson

PEGGY MELANSON
Contracting Officer

Enclosure (1) Reps and Certs